QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2003

Gasel Transportation Lines, Inc.
(Exact name of registrant as specified in its chapter)

Ohio (State or other jurisdiction of incorporation)	0-30185 (Commission File Number)	31-1239328 (IRS Employer Identification No.)
County Road 10, Route 4, Box 181A, Marietta, Ohio (Address of principal executive offices)		45750 (Zip Code)
Registrant's telephone number, including area code 740-373-6479
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        On May 30, 2003, the Company issued a press release announcing that it had sought protection from its creditors by filing a Chapter 11 Petition on May 19, 2003, in the United States Bankruptcy Court in Columbus, Ohio for itself. It did not file for its subsidiaries. It was further stated that the Company had made financial arrangements for the continuance of being able to factor its receivables and to continue its liability insurance. A copy of the press release is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasel Transportation Lines, Inc. (Registrant)
Dated: June 4, 2003	By:	/s/ MICHAEL J. POST Title: Michael J. Post, President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated May 29, 2003.

QuickLinks

  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX